UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 11, 2016

(Date of earliest event reported)

CONSOLIDATED WATER CO. LTD.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands, B.W.I.	0-25248	98-0619652
(State or Other Jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
Incorporation)

Regatta Office Park

Windward Three, 4th Floor

West Bay Road, P.O. Box 1114

Grand Cayman, KY1-1102

Cayman Islands

(Address of Principal Executive Offices)

(345) 945-4277

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On May 11, 2016, Consolidated Water Co. Ltd. (the “Company”) held an investor conference call (the “Conference Call”) to discuss its operating results from the first quarter ended March 31, 2016 and other topics of interest. As previously reported, the Company through its majority-owned subsidiary, N.S.C. Agua, S.A. de C.V. (“NSC”), is pursuing a project (the “Project”) encompassing the construction, operation and minority ownership of a seawater reverse osmosis desalination plant to be located in northern Baja California, Mexico and accompanying pipelines to deliver water to the Mexican potable water system. The Company has acknowledged since the inception of the Project that, due to the amount of capital the Project requires, NSC will ultimately need an equity partner or partners for the Project and would maintain a minority ownership position in the company that would build and own the Project (“NewCo”). During the Conference Call, Frederick W. McTaggart, the Company’s President and Chief Executive Officer, stated that NSC would hold a 15% (or less) equity interest in the Project. The Company is hereby correcting such statement, as follows:

In the tender for the Project submitted to the State of Baja California (the “State”), NSC is proposed to hold a 25% ownership interest in NewCo. Such ownership interest has been determined based upon the requirements of the tender, negotiations to date with NSC’s proposed partners in NewCo and various assumptions made about available financing for NewCo should it be awarded the Project. However, assuming the State ultimately awards the Project to NewCo, the actual ownership percentage that NSC would hold of NewCo will be dependent upon several factors including, but not limited to, the actual terms of the final contract negotiated for the Project with the State, the final determination of the scope and cost of the Project, and the final determination of the amount, composition and cost of the debt financing necessary to complete the Project. While the Company continues to believe that NSC would maintain a minority ownership position in NewCo, it cannot provide definitive guidance at this time as to what percentage of ownership of NewCo that NSC would ultimately hold.

The information set forth in this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED WATER CO. LTD.

	By:	/s/ David W. Sasnett
	Name:	David W. Sasnett
	Title:	Executive Vice President & Chief Financial Officer

Date: May 11, 2016